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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-A/A



               For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                                ADMINISTAFF, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                            76-0479645
   (State of incorporation                                 (I.R.S. Employer
       or organization)                                   Identification No.)

       19001 CRESCENT SPRINGS DRIVE
           KINGWOOD, TEXAS                                    77339-3802
(address of principal executive offices)                      (Zip Code)

                                 (281) 358-8986
              (Registrant's telephone number, including area code)

       Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                          Name of each exchange on which
   to be so registered                          each class is to be registered
   -------------------                          ------------------------------

Rights to purchase Series A                         New York Stock Exchange
  Junior Participating
    Preferred Stock



       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                               ------------------
                                (Title of Class)


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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

AMENDMENT TO RIGHTS AGREEMENT

        On May 13, 1999, the Board of Directors of Administaff, Inc. (the "Company") approved an amendment (the "Amendment") to the Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent"). The Amendment amended the definition of "Exempt Person" under the Rights Agreement to include, subject to certain limitations, the Gerhard Stockholders (as defined in the Amendment).

        The Amendment is filed herewith as Exhibit 1 and incorporated herein by reference.



ITEM 2.        EXHIBITS

2. Amendment No. 2 to Rights Agreement dated as of May 14, 1999, between Administaff, Inc. and Harris Trust and Savings Bank, as Rights Agent.








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                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A/A to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 14, 1999

                                        ADMINISTAFF, INC.



                                        By:/s/ John H. Spurgin, II
                                           ------------------------------------
                                               John H. Spurgin, II
                                               Vice President - Legal, General
                                               Counsel and Secretary











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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
2.                  Amendment No. 2 to Rights Agreement dated as of May 14,
                    1999, between Administaff, Inc. and Harris Trust and Savings
                    Bank, as Rights Agent.